Exhibit 10.1

STOCK REDEMPTION AGREEMENT

THIS STOCK REDEMPTION AGREEMENT (“Agreement”) is made and entered into as of the 4th day of November, 2008 by and between Afilias Limited, an Irish company limited by shares (“Afilias”) and Tucows, Inc., a Delaware. USA corporation (“Seller”).

W I T N E S S E T H:

WHEREAS, Seller is the registered and beneficial owner of 353,722 Class A ordinary shares of US$0.25 each in the capital of Afilias (the “Shares”); and

WHEREAS, Seller desires to sell to Afilias, and Afilias desires to redeem and acquire from Seller, the Shares pursuant to the terms and conditions set forth herein.

WHEREAS, this Agreement is made pursuant to Part XI of the Companies Act 1990 and the articles of association of Afilias which enable it to purchase its own shares and was the subject of a special resolution adapted by the Afilias shareholders at an extraordinary general meeting (“EGM”) of Afilias held on the 2nd day of November 2008.

NOW, THEREFORE, in consideration of the covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, and intending to be legally bound hereby, the parties agree as follows:

1.             Purchase and Sale of Stock.

1.1           Shares. Seller hereby agrees to sell to Afilias, and Afilias hereby agrees to redeem and purchase, the Shares, free from any encumbrance charge, lien, equities or claims and together with all accrued benefits and rights, subject to the following terms and conditions:

1.2           Redemption Price. The total redemption price for the Shares to be paid by Afilias to Seller shall be US$7,502,443.62 (based upon a per share price of US$21.21 per share), less US$37,512.21 (which represents one-half of the stamp duty required to be paid under Irish law), for a final aggregate redemption price of Seven Million Four Hundred Sixty-Four Thousand Nine Hundred Thirty-One and 41/100 U.S. Dollars (US$7,464,931.41) (the “Redemption Price”). Afilias shall be responsible for payment of all stamp duties required under Irish law on account of the transfer of the Shares to Afilias hereunder. The credit to the purchase price in the amount of US$37,512.21 represents the agreement of the parties to bear the cost of the stamp duty in equal shares.

1.3           Purchase Schedule. The redemption of the Shares is scheduled to be completed in three transactions:

1.3.1.       First Transaction. Closing on the purchase of the first 153,722 shares (“First Block”) shall be completed within 30 days following the date of this Agreement (the “First Closing Date”);

1.3.2        Second Transaction. On or before 30 June 2009 (the “Second Closing Date”), Afilias shall acquire a second block of shares equal to 100,000 shares (the “Second Block”). Provided, however, that Afilias’ obligation to purchase the Second Block is contingent upon Afilias having distributable reserves (within the meaning of Part IV of the Companies (Amendment) Act 1983) sufficient to complete the acquisition of the Second Block as of the Second Closing Date. If Afilias shall be unable to purchase the entire Second Block as of the Second Closing Date due to distributable reserve restrictions, the rights and obligations of the parties with respect to all unpurchased Shares as of such date shall lapse and be of no further force or effect.

1.3.3        Third Transaction. On or before 31 December 2009 (the “Third Closing Date”), Afilias shall acquire a third block of shares equal to 100,000 shares (the “Third Block”). Provided, however, that Afilias’ obligation to purchase the Third Block is contingent upon Afilias having distributable reserves (within the meaning of Part IV of the Companies (Amendment) Act 1983) sufficient to complete the acquisition of the Third Block as of the Third Closing Date. If Afilias shall be unable to purchase the entire Third Block as of the Third Closing Date due to distributable reserve restrictions, the rights and obligations of the parties with respect to all unpurchased Shares as of such date shall lapse and be of no further force or effect.

1.4           Closing on Respective Transactions.

1.4.1        First Block Closing. Within ten (10) days following full execution of this Agreement, Afilias shall cause to be prepared and delivered to Seller all documents as Afilias or its corporate counsel shall reasonably deem necessary to effect the redemption of the First Block by Afilias. No later than five (5) days after receipt by the Seller from Afilias or Afilias’ counsel of such redemption documents, Seller shall execute such documents and return them to Afilias’ corporate counsel; provided that such redemption documents are acceptable to Seller acting reasonably. Closing on the sale of the First Block hereunder (the “First Block Closing”) shall be held at a time and place mutually agreed between Seller and Afilias, but not later than the First Closing Date. At the First Block Closing, (i) Afilias shall arrange for stamping of the executed stock transfer form with the Irish Revenue Commissioners in respect of the Stamp Duty payable and carry out any further actions necessary to effect the transfer of the First Block to Afilias and (ii) Afilias shall deliver to Seller by wire transfer an amount equal to the pro-rata portion of the Redemption Price allocable to the First Block (i.e., US$3,244,141.40). Seller and Afilias shall cooperate in all reasonable respects with Afilias’ corporate counsel to have all required transfer and stamp duty forms duly filed in Ireland.

1.4.2        Second Block Closing. Assuming that the distributable reserve conditions (set forth in sections 1.3.2) have been met with respect to the Second Block, closing on the Second Block shall proceed as follows: No later than 30 days prior to the Second Closing Date, Afilias shall cause to be prepared and delivered to Seller all documents as Afilias or its corporate counsel shall reasonably deem necessary to effect the redemption of the Second Block by Afilias. No later than five (5) days after receipt by the Seller from Afilias or Afilias’ counsel of such redemption documents, Seller shall execute such documents and return them to Afilias’ corporate counsel; provided that such redemption documents are acceptable to Seller acting reasonably. Closing on the sale of the Second Block hereunder (the “Second Block Closing”) shall be held at a time and place mutually agreed between Seller and Afilias, but not later than the Second Closing Date. At the Second Block Closing, (i) Afilias shall arrange for stamping of the executed stock transfer form with the Irish Revenue Commissioners in respect of the Stamp Duty payable and carry out any further actions necessary to effect the transfer of the Second Block to Afilias and (ii) Afilias shall deliver to Seller by wire transfer an amount equal to the pro-rata portion of the Redemption Price allocable to the Second Block (i.e., US$2,110,395.00). Seller and Afilias shall cooperate in all reasonable respects with Afilias’ corporate counsel to have all required transfer and stamp duty forms duly filed in Ireland.

1.4.3        Third Block Closing. Assuming that the distributable reserve conditions (set forth in sections 1.3.3) have been met with respect to the Third Block, closing on the Third Block shall proceed as follows: No later than 30 days prior to the Third Closing Date, Afilias shall cause to be prepared and delivered to Seller all documents as Afilias or its corporate counsel shall reasonably deem necessary to effect the redemption of the Third Block by Afilias. No later than five (5) days after receipt by the Seller from Afilias or Afilias’ counsel of such redemption documents, Seller shall execute such documents and return them to Afilias’ corporate counsel; provided that such redemption documents are acceptable to Seller acting reasonably. Closing on the sale of the Third Block hereunder (the “Third Block Closing”) shall be held at a time and place mutually agreed between Seller and Afilias, but not later than the Third Closing Date. At the Third Block Closing, (i) Afilias shall arrange for stamping of the executed stock transfer form with the Irish Revenue Commissioners in respect of the Stamp Duty payable and carry out any further actions necessary to effect the transfer of the Third Block to Afilias and (ii) Afilias shall deliver to Seller by wire transfer an amount equal to the pro-rata portion of the Redemption Price allocable to the Third Block (i.e., US$2,110,395.00). Seller and Afilias shall cooperate in all reasonable respects with Afilias’ corporate counsel to have all required transfer and stamp duty forms duly filed in Ireland.

2.             Rights Prior to Transfer. Seller shall retain all rights with respect to any given portion of the Shares, including, without limitation, all voting rights and the right to receive dividends paid on account of such Shares, until such date as they are transferred to Afilias. Once any portion of the Shares is transferred to Afilias, all rights with respect to such portion of the Shares shall transfer to Afilias.

3.             Representations and Warranties of Seller. Seller represents and warrants to Afilias as follows:

3.1           Enforceability. Seller has full power and authority to execute and deliver this Agreement and all documents provided for herein and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and all documents provided for herein have been duly authorized by all necessary corporate action on the part of Seller, and this Agreement has been duly executed and delivered by a duly authorized officer of Seller. This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable in accordance with its terms.

3.2           No Conflict. The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereunder will not violate the organizational documents or bylaws of Seller, or any provision of law applicable to Seller, and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, or result in the creation of any lien, charge or encumbrance upon any of the Shares by reason of, any provision of any instrument or agreement to which Seller is a party or by which Seller is bound.

3.3           Title. Seller is the sole registered and beneficial owner of all of the Shares and has, and at the time of delivery of each block of the Shares by Seller to Afilias hereunder, shall have, (i) good and marketable title to such Shares, free and clear of any liens, encumbrances, charges, equities or claims and (ii) full right, power and authority to effect the sale and delivery of such Shares to Afilias hereunder; and upon the delivery of such Shares to Afilias, Afilias will acquire good and marketable title thereto, free and clear of any liens, encumbrances, charges, equities or claims.

4.             Representations and Warranties of Afilias. Afilias represents and warrants to Seller as follows:

4.1           Enforceability. Afilias has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Afilias, and this Agreement has been duly executed and delivered by a duly authorized officer of Afilias. This Agreement constitutes the legal, valid and binding obligation of Afilias, enforceable in accordance with its terms.

4.2           No Conflict.  The execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereunder will not violate the organizational documents or bylaws of Afilias, or any provision of law applicable to Afilias, and will not conflict with, or result in the breach or termination of any provision of, or constitute a default under, any provision of any instrument or agreement to which Afilias is a party or by which Afilias is bound.

4.3           Authority for Redemption. All requirements of Part XI of the Companies Act 1990 relating to an ‘off-market purchase’ by a company of its own shares have been complied with.

5.             Conditions to Closing.

5.1           Conditions to Obligations of Afilias. The obligations of Afilias to close hereunder are subject to the fulfillment (or waiver, in writing) at or prior to each Closing hereunder of the following conditions:

5.1.1        The representations and warranties of Seller herein contained shall have been true in all material respects when made and, in addition, shall be true in all material respects on and as of the First Closing Date, the Second Closing Date and the Third Closing Date with the same force and effect as though made on and as of such closing date; and

5.1.2        Each and all of the agreements and covenants of Seller to be performed on or before the First Closing Date, the Second Closing Date and the Third Closing Date pursuant to the terms hereof shall have been duly performed.

5.2           Conditions to Obligations of Seller. The obligations of Seller to close hereunder are subject to the fulfillment (or waiver, in writing), at or prior to the First Closing Date, the Second Closing Date and the Third Closing Date, of the following conditions:

5.2.1        The representations and warranties of Afilias herein contained shall have been true in all material respects when made and, in addition, shall be true in all material respects on and as of First Closing Date, the Second Closing Date and the Third Closing Date with the same force and effect as though made on and as of such closing date; and

5.2.2        Each and all of the agreements and covenants of Afilias to be performed on or before the pursuant to the terms hereof shall have been duly performed.

6.             Survival; Indemnification.

6.1           Survival. All of the representations, warranties and continuing obligations of the parties contained in this Agreement shall survive the execution, the First Closing Date, the Second Closing Date, the Third Closing Date and delivery of this Agreement

6.2           Indemnification by Seller. Seller shall indemnify and hold harmless Afilias from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable legal fees and disbursements) caused by or arising out of the breach by Seller of any of its representations, warranties, covenants, obligations or agreements contained in this Agreement.

6.3           Indemnification by Afilias.  Afilias shall indemnify and hold harmless Seller from and against any and all claims, damages, losses, liabilities, costs and expenses (including reasonable legal fees and disbursements) caused by or arising out of the breach by Afilias of any of its representations, warranties, covenants, obligations or agreements contained in this Agreement.

7.             Miscellaneous.

7.1           Further Assurances. The parties hereto agree to execute and deliver or cause to be executed and delivered upon execution of this Agreement, or at other reasonable times, such additional instruments as Afilias, or its counsel, may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.

7.2           Notice. Any notice or other communication required or permitted to be delivered to any party under this Agreement will be in writing and will be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service, or by e-mail) to the address set forth beneath the name of such party below, unless party has given a notice of a change of address in writing:

if to Seller: [Seller to Complete].

Tucows Inc
96 Mowat Avenue
Toronto ON Canada
M6K 3M1
Attn: Elliot Noss
e-mail: enoss@tucows.com

With a copy to:

Tucows Inc
96 Mowat Avenue
Toronto ON Canada
M6K 3M1
Attn: Michael Cooperman
e-mail: mcooperman@tucows.com

if to Afilias:

Afilias Limited
Office 110, 52 Broomhill Road
Tallaght
Dublin 24
Ireland
Attn: CEO
e-mail: hlubsen@afilias.info

With copy to:

Afilias Limited
c/o Afilias USA, Inc.
300 Welsh Road
Building 3, Suite 105
Horsham, PA 19044
Attn: Legal Department
e-mail: legal@afilias.info

7.3             Confidentiality. The terms of this Agreement are confidential and no disclosure thereof shall be made by any party hereto without the consent of the other party unless required by law or otherwise required to effect the transaction contemplated hereby.

7.4             Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties with respect to the subject matter hereof, and all prior negotiations, whether oral or in writing, are merged herein to the extent they relate to the subject matter hereof in any way.

7.5             Amendment. No change, amendment or modification of this Agreement shall be binding unless set forth in writing and signed by all of the parties hereto.

7.6             Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. Neither this Agreement nor any interest in or benefit under this Agreement may be assigned by any party without the prior written consent of the other party hereto.

7.7             Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of Ireland.

7.8             Severability.  Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

7.9             Remedies. Seller acknowledges that Seller’s breach of its obligations to close hereunder may result in irreparable and continuing harm to Afilias for which there may be no adequate remedy at law. In the event of a breach of this Agreement by Seller, Afilias shall have the right to seek injunctive relief to prevent or restrain such breach of this Agreement and to compel the transfer of the Shares, in addition to all other remedies available to Afilias at law or in equity.

7.10           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SELLER: TUCOWS, INC.

By:	/s/ Elliot Noss

Print Name:	Elliot Noss

Title:	President & CEO

AFILIAS LIMITED:

PRESENT when the common seal of AFILIAS LIMITED was affixed hereto:	/s/ [illegible]
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/s/ [illegible]
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